                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Return on Investment Corporation
Kennesaw, Georgia

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 14, 2001 relating to the financial statements of S.A.F.E. Systems, Inc., which is contained in that Prospectus. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP


Atlanta, Georgia
January 22, 2002